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                                                          Revised April 10, 2003

                               CERNER CORPORATION
                             AUDIT COMMITTEE CHARTER
I.  PURPOSE

The Audit Committee (the "Committee") is appointed by the Board to assist the Board in monitoring: a) the integrity of the financial statements of the Corporation; b) the independent auditors' qualifications and independence; c) the performance of the Corporation's internal audit function and independent auditors; and, d) the compliance by the Corporation with legal and regulatory requirements.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. These responsibilities are in addition to those duties set out for a member of the Board.

II.  COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors as defined in: (a) NASD Rules 4200(a)(15) and 4350(d)(2)(A)(i), as proposed in SR-NASD-2002-141, and, (b)
Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission") adopted thereunder, all as may be amended from time to time.

All members of the Committee shall be capable of reading and understanding fundamental financial statements, including the Corporation's balance sheet, income statement and cash flow statement. At least one member of the Committee shall: (a) have past employment experience in accounting or finance, requisite professional certification in accounting or any comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and, (b) qualify as an "audit committee financial expert" as defined by the Commission in Item 401(h)(2) of Regulation S-K, as amended from time to time. Committee members shall not simultaneously serve on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee.

The members of the Committee shall be elected by the Board at the annual organizational meeting upon the recommendation of the Nominating and Governance Committee. Unless a Chair is recommended by the Nominating and Governance Committee and elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee shall meet with representatives of the internal auditing group and the independent auditors in separate executive


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sessions. The Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV.  RESPONSIBILITIES AND DUTIES

A.            RETENTION AND OVERSIGHT OF INDEPENDENT AUDITORS.

         The Committee has sole authority and direct responsibility to appoint, compensate, evaluate, retain, replace and oversee the work of the independent auditors for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Corporation. The independent auditors will report directly to the Committee and will, in all respects, be accountable to the Committee. Accordingly, the Committee shall have directly responsibility to:

     i) Select, retain, and if necessary, replace the Corporation's independent auditors, based upon the Committee's review of the independence and effectiveness of the independent auditors.

     ii) Approve the fees and other compensation to be paid to the independent auditors and the funding therefor. The Corporation shall provide for appropriate funding, as determined by the Committee as a committee of the Board, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Corporation.

     iii) Oversee the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purposes of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation.

     iv) Evaluate the qualifications, performance and independence of the independent auditors on an ongoing basis, including the following:

              - consider whether the provision of permitted non-audit services is compatible with maintaining the independent auditors' independence.

              - obtain and review a report from the independent auditors at least annually regarding: (a) the independent auditors' internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and, (d) all relationships between the independent auditors and the Corporation (including disclosures required by Independence Standards Board Standard No.1, as amended from time to time).


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              -       review and evaluate the qualifications, performance and
                      independence of the lead audit partner of the independent auditors.

              - take into account the opinions of management and the senior internal auditing executive.

              - consider the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other audit partner subject to rotation and consider whether there should be a regular rotation of the audit firm itself.

              - present its conclusions with respect to the independent auditors to the Board for its information at least annually.

     v) Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditors, subject to the exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which must be approved by the Committee prior to the completion of the audit. In lieu of pre-approving audit and permitted non-audit services, the Committee may establish policies and procedures for the engagement of independent auditors to perform such services, provided that the policies and procedures are detailed as to the particular service, the Committee is informed of such service, and such policies and procedures do not include delegation of the Committee's responsibilities to management.

     vi) Recommend to the Board policies for the Corporation's hiring of employees or former employees of the independent auditors who participated in any capacity in the audit of the Corporation.

     vii) Engage independent counsel and other advisors as the Committee determines necessary or advisable to carry out its duties. The Corporation shall provide for appropriate funding, as determined by the Committee as a committee of the Board, for payment of compensation to any advisors employed by the Committee.

B.            FINANCIAL DISCLOSURE.

         In fulfilling its duties and responsibilities, the Committee shall:

     i) Review and discuss with management and the independent auditors the Corporation's annual audited financial statements prior to the filing of such financial statements with the Commission, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Committee shall review any items communicated by the independent auditors to the Committee in accordance with SAS 61, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. The Committee shall recommend to the Board whether the audited financial statements should be included in the Corporation's Form 10-K.


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     ii)      Review and discuss with management and the independent auditors the Corporation's quarterly financial statements prior to the filing of its Form 10-Q, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Committee shall review any items communicated by the independent auditors in accordance with generally accepted auditing standards.

     iii) Prior to the filing of the respective audit report with the Commission, review with the independent auditors the following items as to which the independent auditors are required to report to the Committee: (a) all critical accounting policies and practices to be used, (b) all alternative treatments of material items within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and, (c) other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

     iv) From time to time as determined by the Committee, and normally on at least an annual basis, discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements, including: (a) any significant changes in the Corporation's selection or application of accounting principles, (b) analyses prepared by management or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, and, (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

     v) From time to time as determined by the Committee, review with the independent auditors and management all material transactions involving related persons or entities, with clear discussion of arrangements that may involve transaction terms or other aspects that differ from those which would likely be negotiated with clearly independent parties.

     vi) From time to time as determined by the Committee, review with the independent auditors their judgments about the quality and appropriateness of the Corporation's accounting principles as applied to its financial reporting.

     vii) Discuss generally with management the Corporation's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. It is not expected that the Committee shall pre-approve each such release or guidance.

     viii) Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing group, and the Board.


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C.            OVERSIGHT OF THE CORPORATION'S INTERNAL AUDIT FUNCTION.

         In conjunction with the Committee's review of financial statements and reports, the Committee shall:

     i) Oversee the Corporation's internal auditing group, which shall report functionally to the Committee and administratively to the CFO.

     ii) Review periodically with management the appointment and replacement of the senior internal auditing executive.

     ii) Review with management and the independent auditors the adequacy and effectiveness of the Corporation's financial reporting processes and controls, including: (a) internal controls and procedures for financial reporting (including any significant deficiencies in the design or operation of internal controls, any material weaknesses in internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls), and, (b) disclosure controls and procedures.

     iii) Review all material reports to management prepared by the internal auditing group and management's responses.

     iv) Discuss with the independent auditors and management the internal auditing group responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

D.       ETHICAL AND LEGAL COMPLIANCE.

         In fulfilling its duties and responsibilities, the Committee shall from time to time, as it determines:

     i) Establish, review and update periodically the Corporation's Code of Conduct and review management's controls for establishing a system to enforce this Code.

     ii) To the extent required by the applicable rules of the NASDAQ Stock Market, the Committee shall review and consider approval of all related-party transactions.

     iii) Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation's financial statements or accounting policies.

     iv) Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

     v) Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

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     vi)      Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding the Corporation's accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

E.       OTHER RESPONSIBILITIES.

         In fulfilling its duties and responsibilities, the Committee shall:

     i) Annually prepare a report to shareholders as required by the Commission. The report should be included in the Corporation's annual proxy statement.

     ii) To the extent deemed advisable by the Committee, periodically review with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies.

     iii) Review and reassess the adequacy of this Charter and recommend any changes to the Board on at least an annual basis.

     iv)      Conduct an annual performance evaluation of the Committee.

     v) Report regularly to the Board regarding its actions and deliberations.

     vi) Perform any other activities consistent with this Charter, the Corporation's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

V.  ADDITIONAL MATTERS

         A. To the extent permitted by applicable law and the rules of the NASDAQ Stock Market, as amended from time to time, the Committee may delegate authority to individual Committee members or such subcommittees as the Committee deems appropriate and shall review the actions of all such individuals or subcommittees as appropriate. Without limiting the foregoing, the Committee may delegate to the Chair the authority to: (i) pre-approve any engagement for audit services or permitted non-audit services, provided that the delegation is accomplished in accordance with Section IV.A.(v) hereof, and, (ii) discuss with the independent auditors the matters required to be discussed under generally accepted auditing standards with respect to interim financial statements.

         B. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee: (i) to plan or conduct audits, or, (ii) to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

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         C. The Committee may rely in good faith upon the records of the
Corporation and upon the information, opinions, reports or statements presented to the Committee by management and the independent auditors. The Committee shall not be required to verify any such information unless in the Committee's good faith judgment the circumstances justify such verification.




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